                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 23, 1999

                        VIRGINIA CAPITAL BANCSHARES, INC.
             (Exact name of Registrant as specified in its Charter)

    Virginia                         0-25031                 54-1913168
----------------                     -------                 ----------
(State or other)              (Commission File Number)       (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)



400 George Street, Fredericksburg, Virginia               22404
-------------------------------------------               -----
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code: (540) 899-5500
                                                    --------------

Item 4.   Changes in Registrant's Certifying Accountant
          ---------------------------------------------


      (a) Cherry, Bekaert & Holland, L.L.P. ("Cherry Bekaert") was previously the principal accountants for Virginia Capital Bancshares, Inc. (the "Company") since being organized by Fredericksburg Savings Bank (the "Bank") in connection with the Bank's conversion from mutual to stock form, which was consummated on December 23, 1998. On March 23, 1999, that firm's appointment as principal accountants was terminated by the Company. The decision to change accountants was approved by the board of directors. In connection with the audits of the two fiscal years ended December 31, 1998 and the subsequent period through March 23, 1999, there were no disagreements with Cherry Bekaert on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matters of the disagreements in connection with their opinion. In addition, such financial statements contained no adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The Company requested that Cherry Bekaert furnish the Company with a letter, as promptly as possible, addressed to the Securities and Exchange Commission, stating whether it agrees with the statements made in response to Item 304(a) of Securities and Exchange Commission Regulation S-K in this Item 4, and if not, stating the respects in which they do not agree. That letter is filed as Exhibit 99.1 to this Report.

      (b) On March 23, 1999, the Company engaged KPMG LLP as the Company's principal accountants.

Item 7(c).  Exhibits
            --------

      Exhibit 99.1 Letter from Cherry, Bekaert & Holland, L.L.P. regarding its agreement with the disclosure provided under Item 4.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    VIRGINIA CAPITAL BANCSHARES, INC.




Date: March 30, 1999                By: /s/ Samuel C. Harding, Jr.
                                        ----------------------------------------
                                        Samuel C. Harding, Jr.
                                        President